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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.




                                       ARTHUR ANDERSEN LLP



Denver, Colorado,
 December 18, 1996.